Exhibit 10(f)

SECOND MODIFICATION AGREEMENT

THIS SECOND MODIFICATION AGREEMENT (“Agreement”) is entered into this          day of March, 2005, but to be effective as of the 31st day of March, 2005, by and between THE FROST NATIONAL BANK, a national banking association (“Lender”), and EQUUS II INCORPORATED, a Delaware corporation (“Borrower”).

R E C I T A L S:

A. Lender is the sole owner and holder of that one certain Revolving Promissory Note (the “Note”) dated March 15, 2004, executed by Borrower and payable to the order of Lender in the original principal amount of Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00).

B. The Note is secured by a Pledge and Security Agreement of even date with the Note executed by Borrower and Lender with respect to the Collateral as therein described (the “Security Agreement”).

C. Borrower and Lender entered into a Loan Agreement (herein so called) of even date with the Note. The Note, Loan Agreement, Security Agreement and all other documents and instruments executed in connection with the indebtedness evidenced by the Note are herein called the “Loan Documents.”

D. Borrower and Lender entered into a Modification Agreement dated November 30, 2004, pursuant to which various terms and provisions of the Loan Agreement were modified;

E. Borrower has requested that Lender agree to modify the Note to extend the maturity date and reduce the availability of borrowings under the Loan Agreement, all as hereinafter provided, and in consideration thereof Borrower has made certain agreements with Lender as hereinafter more fully set forth.

F. Lender has agreed to such requests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Borrower and Lender hereby agree as follows:

1. Acknowledgment of Outstanding Balance. The parties hereto acknowledge that the outstanding principal balance of the Note as of the date hereof is ZERO DOLLARS ($0.00).

2. Renewal and Extension of Maturity. The Note is hereby renewed and the maturity of the Note is hereby extended to May 1, 2006 (the “Revised Maturity Date”).

3. Reduction in Availability. The description of the “Borrowing Base Line of Credit” set forth in Section 1 of the Loan Agreement shall be and hereby is deleted and the following shall be and hereby is inserted in lieu thereof:

Borrowing Base Line of Credit. Subject to the terms and conditions set forth herein, Lender agrees to lend to Borrower, on a revolving basis from time to time during the period commencing on the date hereof and continuing through the maturity date of the promissory note evidencing this Credit Facility from time to time, such amounts as Borrower may request hereunder; provided, however, the total principal amount outstanding at any time shall not exceed the lesser of (i) an amount equal to the Borrowing Base (as such term is defined hereinbelow), or (ii) $5,000,000.00 (the “Borrowing Base Line of Credit”). If at any time the aggregate principal amount outstanding under the Borrowing Base Line of Credit shall exceed an amount equal to the Borrowing Base, Borrower agrees to immediately repay to Lender such excess amount, plus all accrued but unpaid interest thereon. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. The sums disbursed under the Borrowing Base Line of Credit (each of such disbursements being hereinafter called an “Advance”) shall be used for working capital and operating expenses.

Notwithstanding that the stated principal amount of the Note is $6,500,000.00, at no time after the date of this Agreement shall the outstanding principal balance of the Note exceed $5,000,000.00.

4. Required Payments. From and after the effective date of this Agreement, principal and interest under the Note shall be due and payable as follows:

Interest only shall be due and payable quarterly as it accrues on the 1st day of each and every calendar quarter, beginning June 1, 2005 and continuing regularly and quarterly thereafter until May 1, 2006, when the entire amount hereof, principal and interest then remaining unpaid, shall be then due and payable; interest being calculated on the unpaid principal each day principal is outstanding and all payments made credited to any collection costs and late charges, to the discharge of interest accrued and to the reduction of the principal, in such order as Lender shall determine.

5. Loan Fee. In consideration of Lender’s agreeing to extend the term of the Note and modify the Loan Documents in the manner set forth in the Agreement, Borrower agrees to pay a fee to Lender in the amount of $25,000.00.

6. Texas Finance Code. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to the Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to the Note, the “weekly ceiling” specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

7. Usury. No provisions of this Agreement or the Loan Documents shall require the payment or permit the collection, application or receipt of interest in excess of the maximum permitted by applicable state or federal law. If any excess of interest in such respect is herein or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this paragraph shall govern, and neither Borrower nor any endorsers of the Note nor their respective successors, assigns or personal representatives shall be obligated to pay the amount of such interest to the extent it is in excess of the amount permitted by applicable law. It is expressly stipulated and agreed to be the intent of Borrower and Lender to at all times comply with the usury and other laws relating to the Loan Documents and any subsequent revisions, repeals or judicial interpretations thereof, to the extent applicable thereto. In the event Lender or other holder of the Note ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note and, if upon such application the principal balance of the Note is paid in full, any remaining excess shall be forthwith paid to Borrower and the provisions of the Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum interest allowed to be charged by applicable law, Borrower and Lender or other holder hereof shall, to the maximum extent permitted under applicable law, amortize, prorate, allocate and spread the total amount of interest throughout the entire term of the Note so that the amount or rate of interest charged for any and all periods of time during the term of the Note is to the greatest extent possible less than the maximum amount or rate of interest allowed to be charged by law during the relevant period of time. Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then unless prohibited by law, references in the Note to “applicable law” for purposes of determining the maximum interest or rate of interest that can be charged shall be deemed to refer to such applicable law as so amended to allow the greater amount or rate of interest.

8. Release and Waiver of Claims. In consideration of (i) the modification of certain provisions of the Note, as herein provided, and (ii) the other benefits received by Borrower hereunder, Borrower hereby RELEASES, RELINQUISHES and forever DISCHARGES Lender, as well as its predecessors, successors, assigns, agents, officers, directors, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which Borrower may have against Lender and its predecessors, successors, assigns, agents, officers, directors, employees and representatives arising out of or with respect to (a) any right or power to bring any claim against Lender for usury or to pursue any cause of action against Lender based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Lender, and its predecessors, successors, assigns, agents, officers, directors, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable law.

9. Reaffirmation of Representations, Etc. Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower set forth in the Loan Documents.

10. Enforceable Obligations. Borrower hereby ratifies, affirms, reaffirms, acknowledges, confirms and agrees that the Loan Documents represent valid and enforceable obligations of Borrower, and Borrower further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Note, and Borrower further acknowledges and represents that no event has occurred and no condition exists which would constitute a default under the Loan Documents or this Agreement, either with or without notice or lapse of time, or both.

11. Miscellaneous.

(a) As modified hereby, the provisions of the Loan Documents shall continue in full force and effect, and the Borrower acknowledges and reaffirms its liability to Lender thereunder. In the event of any inconsistency between this Agreement and the terms of the Loan Documents, this Agreement shall govern.

(b) Borrower hereby agrees to pay all costs and expenses incurred by Lender in connection with the execution and administration of this Agreement and the modification of the Loan Documents including, but not limited to, all appraisal costs, title insurance costs, legal fees incurred by Lender and filing fees.

(c) Any default by Borrower in the performance of its obligations herein contained shall constitute a default under the Loan Documents and shall allow Lender to exercise all of its remedies set forth in the Loan Documents.

(d) Lender does not, by its execution of this Agreement, waive any rights it may have against any person not a party to this Agreement.

(e) In case any of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(f) This Agreement and the Loan Documents shall be governed and construed according to the laws of the State of Texas (without regard to any conflict of laws principles) and the applicable laws of the United States.

(g) This Agreement shall be binding upon and inure to the benefit of Lender, Borrower and their respective successors, assigns and legal representatives.

(h) Borrower hereby acknowledges and agrees that it has entered into this Agreement of its own free will and accord and in accordance with its own judgment after advice of its own legal counsel, and states that it has not been induced to enter into this Agreement by any statement, act or representation of any kind or character on the part of the parties hereto, except as expressly set forth in this Agreement.

(i) This Agreement may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

(j) Except as modified herein, all other terms, conditions and provisions of Loan Documents shall remain in full force and effect as of the date thereof and Borrower acknowledges and reaffirms its liability to Lender thereunder.

EXECUTED as of the day and year first above written.

BORROWER EQUUS II INCORPORATED, a Delaware corporation		LENDER: THE FROST NATIONAL BANK, a national banking association

By:		By:
Name:	Nolan Lehmann	Name:
Title:	President	Title:

PREPARED IN THE LAW OFFICE OF:

J. Robert Fisher

Winstead Sechrest & Minick P.C.

2400 Bank One Center

910 Travis Street

Houston, Texas 77002